Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-122323 on Form S-3 of our report dated April 9, 2004, relating to the consolidated financial statements and financial statement schedule of Sigma Designs, Inc., appearing in the Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 17, 2005